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                                                                       23.2


                           CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Stock Plan (Amended and Restated February 18, 1997) of Conceptus, Inc. of our report dated February 3, 1997 with respect to the consolidated financial statements of Conceptus, Inc. included and incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                                      ERNST & YOUNG, LLP




Palo Alto, California
June 23, 1997